Exhibit 99.1

OSI Systems Reports Fiscal 2019 Second Quarter Financial Results

  Record Q2 Revenue of $303 Million (9% increase over prior year)
  Q2 Earnings Per Diluted Share
    GAAP EPS of $1.03
    Non-GAAP EPS of $1.19 (23% increase over prior year)
  Backlog of $998 Million (20% year-over-year increase)
  Company Raises FY 2019 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 24, 2019--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and six months ended December 31, 2018.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased to report excellent second quarter financial performance. We achieved record revenues leading to strong profits and solid cash flow. With a substantial backlog, we continue to see the Company well positioned for the remainder of fiscal 2019.”

The Company reported revenues of $303.2 million for the second quarter of fiscal 2019, an increase of 9% from the $277.5 million reported for the second quarter of fiscal 2018. Net income for the second quarter of fiscal 2019 was $19.1 million, or $1.03 per diluted share, compared to net loss of $47.0 million, or ($2.47) per diluted share, for the second quarter of fiscal 2018. Non-GAAP net income for the second quarter of fiscal 2019 was $22.1 million, or $1.19 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2018 of $19.1 million, or $0.97 per diluted share.

For the six months ended December 31, 2018, revenues increased 7% to $569.5 million, compared with the same period a year ago. Net income for this period was $28.5 million, or $1.53 per diluted share, compared with net loss of $36.8 million, or ($1.95) per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2018 was $37.3 million, or $2.00 per diluted share, compared with non-GAAP net income of $34.6 million, or $1.76 per diluted share, for the comparable prior-year period.

During the quarter ended December 31, 2018, the Company’s book-to-bill ratio for equipment and related services was 0.9. As of December 31, 2018, the Company’s backlog was approximately $998 million representing a 20% year-over-year increase. Operating cash flow during the quarter ended December 31, 2018 was $43.7 million, and capital expenditures were $4.8 million.

Mr. Chopra commented, “Our Security division delivered record second fiscal quarter revenues of $189 million, or a 10% increase compared with the prior-year period and delivered strong operating profit during the quarter. We were also pleased with our sales activity in the key markets of aviation, port and border security.”

Mr. Chopra continued, “The performance in our Healthcare division improved significantly from the first quarter. Bookings accelerated leading to stronger sales. With an enhanced focus on profitable product lines and channels coupled with a reduced cost structure, the division returned to double digit operating margins excluding restructuring and other charges.”

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division continued to perform well in the quarter delivering year-over-year sales growth of 13%, operating margin expansion, and strong cash flow.”

The Company’s effective tax rate for the three and six months ended December 31, 2018 was 26.8% and 23.0%, respectively. Excluding the benefit of certain discrete tax items, the Company’s tax rate for the three and six months ended December 31, 2018 was 28.3% and 28.2%, respectively. As a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, the Company recognized a charge of $56 million, or $2.96 per share, in the second quarter of fiscal 2018. The Company’s reported tax rate, which included the charge, was 465.0% for the second quarter of fiscal 2018, and 231.4% for the first half of fiscal 2018. The Company’s tax rate, excluding the charge related to the Tax Act and certain discrete tax items, was 28.0% and 28.2% for the three and six months ended December 31, 2017.

Fiscal Year 2019 Outlook

The Company is raising its fiscal 2019 sales guidance to a range of $1.150 billion - $1.185 billion, which would represent growth of 6% to 9% compared to the prior fiscal year. In addition, the Company is increasing its non-GAAP earnings guidance to $3.93 - $4.10 per diluted share for fiscal 2019. Actual sales and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” and other factors.

The Company’s fiscal 2019 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items that would be excluded from GAAP diluted EPS, including, for example, acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially less than projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six month periods ended December 31, 2017 and 2018 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense related to convertible debt, and their associated tax effects, and the impact of discrete income tax items including charges resulting from the implementation of the Tax Act. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of results of the current period against results of past periods, and (iv) financial results that are comparable to those of peer companies. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 p.m. PT (4:30 p.m. ET) today to discuss its results for the second quarter of fiscal 2019. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until February 7, 2019. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number ’5456605’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and performance in fiscal 2019. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company’s businesses; global economic uncertainty; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company’s new and existing technologies, products, and services; the Company’s ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company’s ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company’s Securities and Exchange Commission filings, which could have a material and adverse impact on the Company’s business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company’s future results to differ materially from those in any forward-looking statements, see the section titled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Revenue:
Products	$181,393	$225,402	$347,046	$407,882
Services	96,135	77,803	187,615	161,572
Total revenues	277,528	303,205	534,661	569,454
Cost of goods sold:
Products	122,464	150,131	236,644	275,502
Services	53,434	42,730	105,116	87,695
Total cost of goods sold	175,898	192,861	341,760	363,197
Gross profit	101,630	110,344	192,901	206,257
Operating expenses:
Selling, general and administrative	60,098	67,097	115,745	128,804
Research and development	15,088	12,805	30,188	26,558
Impairment, restructuring and other charges	8,297	(1,265)	9,427	2,931
Total operating expenses	83,483	78,637	155,360	158,293
Income from operations	18,147	31,707	37,541	47,964
Interest expense and other, net	(5,282)	(5,620)	(9,531)	(10,952)
Income before income taxes	12,865	26,087	28,010	37,012
Provision for income taxes	(59,816)	(6,980)	(64,804)	(8,503)
Net income (loss)	$(46,951)	$19,107	$(36,794)	$28,509

Diluted earnings (loss) per share	$(2.47)	$1.03	$(1.95)	$1.53
Weighted average shares outstanding – diluted	18,971	18,624	18,874	18,679

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Revenues – by Segment:
Security division	$172,269	$188,684	$334,514	$358,644
Healthcare division	52,506	51,559	98,035	89,832
Optoelectronics and Manufacturing division (including intersegment revenues)	63,886	72,019	122,812	142,973
Intersegment revenues eliminations	(11,133)	(9,057)	(20,700)	(21,995)
Total	$277,528	$303,205	$534,661	$569,454

Operating income (loss) – by Segment:
Security division	$22,471	$26,063	$45,164	$49,113
Healthcare division	603	2,209	1,450	334
Optoelectronics and Manufacturing division	4,502	8,067	9,677	14,892
Corporate	(9,118)	(4,560)	(17,871)	(15,911)
Eliminations	(311)	(72)	(879)	(464)
Total	$18,147	$31,707	$37,541	$47,964

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2018	December 31, 2018
Assets

Cash and cash equivalents	$84,814	$95,967
Accounts receivable, net	210,744	226,086
Inventories	313,552	315,200
Other current assets	41,587	43,949
Total current assets	650,697	681,202
Property and equipment, net	115,524	121,270
Goodwill	292,213	305,164
Intangible assets, net	142,001	140,202
Other non-current assets	55,256	49,839
Total Assets	$1,255,691	$1,297,677

Liabilities and Stockholders' Equity

Bank lines of credit	$113,000	$149,000
Current portion of long-term debt	2,262	2,107
Accounts payable and accrued expenses	194,815	180,392
Other current liabilities	133,245	138,415
Total current liabilities	443,322	469,914
Long-term debt	248,980	253,184
Other long-term liabilities	73,953	78,383
Total liabilities	766,255	801,481
Total stockholders’ equity	489,436	496,196
Total Liabilities and Stockholders’ Equity	$1,255,691	$1,297,677

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
(in thousands, except share and earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2017		2018		2017		2018
	Net				Net
	income		Net		income		Net
	(loss)	EPS	income	EPS	(loss)	EPS	income	EPS
GAAP basis	$(46,951)	$(2.47)	$19,107	$1.03	$(36,794)	$(1.95)	$28,509	$1.53
Impairment, restructuring and other charges	8,297	0.44	(1,265)	(0.07)	9,427	0.50	2,931	0.16
Amortization of acquired intangible assets	3,533	0.19	4,022	0.22	7,076	0.37	8,190	0.44
Non-cash interest	1,870	0.10	1,955	0.10	3,674	0.19	3,881	0.21
Tax benefit of above adjustments	(3,838)	(0.20)	(1,331)	(0.07)	(5,680)	(0.30)	(4,231)	(0.23)
Discrete tax items	56,212	2.96	(392)	(0.02)	56,919	3.02	(1,934)	(0.11)
Impact of diluted shares [1]	--	(0.05)	--	--	--	(0.07)	--	--
Non-GAAP basis	$19,123	$0.97	$22,096	$1.19	$34,622	$1.76	$37,346	$2.00

[1]

For the three and six months ended December 31, 2017, the weighted average diluted shares used to calculate EPS on a GAAP basis exclude potential common shares (stock options and restricted stock units) due to their antidilutive effect resulting from the Company’s reported net loss. For the three and six months ended December 31, 2017, the weighted average diluted shares used to calculate EPS on a non-GAAP basis were approximately 19,655,000 shares and 19,628,000 shares, respectively.

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended December 31, 2017
					Optoelectronics and
	Security		Healthcare		Manufacturing		Corporate /
	Division		Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$22,471	13.0%	$603	1.1%	$4,502	7.0%	$(9,429)	$18,147	6.5%
Impairment, restructuring and other charges	1,591	0.9%	5,022	9.6%	1,221	1.9%	463	8,297	3.0%
Amortization of acquired intangible assets	3,152	1.9%	14	0.0%	367	0.6%	-	3,533	1.3%
Non-GAAP basis– operating income (loss)	$27,214	15.8%	$5,639	10.7%	$6,090	9.5%	$(8,966)	$29,977	10.8%

Three Months Ended December 31, 2018
					Optoelectronics and
	Security		Healthcare		Manufacturing		Corporate /
	Division		Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$26,063	13.8%	$2,209	4.3%	$8,067	11.2%	$(4,632)	$31,707	10.5%
Impairment, restructuring and other charges	(46)	0.0%	3,335	6.5%	46	0.0%	(4,600)	(1,265)	(0.4%)
Amortization of acquired intangible assets	2,818	1.5%	--	--	1,205	1.7%	- -	4,023	1.3%
Non-GAAP basis– operating income (loss)	$28,835	15.3%	$5,544	10.8%	$9,318	12.9%	$(9,232)	$34,465	11.4%

Six Months Ended December 31, 2017
					Optoelectronics and
	Security		Healthcare		Manufacturing		Corporate /
	Division		Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$45,164	13.5%	$1,450	1.5%	$9,677	7.9%	$(18,750)	$37,541	7.0%
Impairment, restructuring and other charges	1,901	0.6%	5,022	5.1%	1,221	1.0%	1,283	9,427	1.8%
Amortization of acquired intangible assets	6,314	1.9%	29	0.0%	733	0.6%	- -	7,076	1.3%
Non-GAAP basis– operating income (loss)	$53,379	16.0%	$6,501	6.6%	$11,631	9.5%	$(17,467)	$54,044	10.1%

Six Months Ended December 31, 2018
					Optoelectronics and
	Security		Healthcare		Manufacturing		Corporate /
	Division		Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$49,113	13.7%	$334	0.4%	$14,892	10.4%	$(16,375)	$47,964	8.4%
Impairment, restructuring and other charges	--	--	3,526	3.9%	420	0.3%	(1,015)	2,931	0.5%
Amortization of acquired intangible assets	5,916	1.6%	--	--	2,274	1.6%	--	8,190	1.5%
Non-GAAP basis– operating income (loss)	$55,029	15.3%	$3,860	4.3%	$17,586	12.3%	$(17,390)	$59,085	10.4%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com